UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 3, 2009

SANGUI BIOTECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-21271	84-1330732
(Commission File Number)	(IRS Employer Identification No.)

Alfred-Herrhausen-Str. 44, 58455 Witten, Germany

(Address of Principal Executive Offices) (Zip Code)

011-49-2302-915-204

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 26, 2009, Sangui Biotech International, Inc. (the “Company”) was notified by its certifying accountant Moore & Associates, Chartered (“Moore & Associates”) that they were resigning as they were discontinuing audit and review services for issuers with foreign operations.

On May 26, 2009, subsequent to the above notification, Moore & Associates responded to the Company that it was their intention to remain the Company’s certifying accountant until such time as the Company had engaged a new independent registered accounting firm.

On August 3, 2009, the Board of Directors of the Company approved the engagement of the accounting firm of Mantyla McReynolds, LLC (“Mantyla McReynolds”) as its independent registered public accounting firm effective immediately.

This change in independent accountants did not result from any dissatisfaction with the quality of professional services rendered by Moore & Associates.

The audit reports of Moore & Associates on the Company’s financial statements for the fiscal years ended June 30, 2007 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the fiscal years ended June 30, 2007 and 2008 and the subsequent interim period prior to such dismissal, there were (1) no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, would have caused them to make reference thereto in their reports on the financial statements for such periods to the subject matter of the disagreement, and (2) no reportable events.

Moore & Associates has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter is included as exhibit 16.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter re Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sangui Biotech International, Inc.

Date:

August 4, 2009

/s/ Thomas Striepe

By: Thomas Striepe

Its:  President